UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

  X .Preliminary Information Statement

      .Definitive Information Statement

      .Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

RVUE HOLDINGS, INC.

 (Name of Registrant as Specified In Its Charter)

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  X .No fee required.

      .Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:___________

(2) Aggregate number of securities to which transaction applies:___________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4) Proposed maximum aggregate value of transaction:____________

(5) Total fee paid:____________

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      .Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RVUE HOLDINGS, INC.

17W 220 22nd Street, Suite 200

Oakbrook Terrace, IL 60181

NOTICE OF ACTION BY

WRITTEN CONSENT OF STOCKHOLDERS

[_______], 2016

To the Stockholders of rVue Holdings, Inc.:

We are furnishing the attached Information Statement to the holders of common stock of rVue Holdings, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended (the “Exchange Act”), in connection with a Written Consent in lieu of a Meeting (the “Written Consent”), dated January 28, 2016, executed by the holders of more than a majority of our outstanding common stock, par value $0.001 per share (the “Common Stock”), who own approximately 57% of the Common Stock either directly or indirectly (the “Voting Stockholders”). A copy of the Written Consent is attached as Exhibit A to the Information Statement.

As reported in the Company’s Current Report on Form 8-K dated as of January 26, 2016, the Company has entered into a Subscription Agreement with Acorn Composition Corp. for the provision of a substantial capital infusion in the form of equity purchases with a potential maximum value of $1,476,100 (the “Acorn Financing”).  The Company is also currently engaged in a search for other sources of capital, as previously reported.  There can be no assurance that other financing will be available on terms acceptable to the Company.

In furtherance of the Acorn Financing and potential future financing transactions, the Written Consent contains resolutions approving the following action (the “Action”), which is fully described in the accompanying Information Statement:

1.     To amend our Amended and Restated Articles of Incorporation to increase the amount of our authorized Common Stock from 240,000,000 to 375,000,000 (the “Authorized Shares Increase”).

2.

To amend our Amended and Restated Articles of Incorporation to remove certain limits on transactions between the Company and significant stockholders (the “Interested Stockholder Transaction Restriction Removal”); and

3.

To amend our Amended and Restated Articles of Incorporation to remove certain restrictions on the voting rights of persons attempting to acquire control of the Company (the “Voting Restriction Removal”).

Collectively, the Authorized Shares Increase, the Interested Stockholder Transaction Restriction Removal and the Voting Restriction Removal are referred to in the attached Information Statement as the “Amendment.”

The Certificate of Amendment to the Amended and Restated Articles of Incorporation (the “Certificate of Amendment”) is attached as Exhibit B to the Information Statement.

Pursuant to Rule 14c-2 of the Exchange Act, the Action will become effective on or after [_______], 2016, which is 20 calendar days following the date we first mail the Information Statement to our stockholders.  As soon as practicable after such date, we intend to file the Certificate of Amendment with the Nevada Secretary of State.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder.  As described in this Information Statement, the Action has been approved by stockholders representing more than a majority of the voting power of our outstanding Common Stock. The Company is not soliciting your proxy or consent in connection with the matters discussed above.  You are urged to read the Information Statement in its entirety for a description of the Action approved by certain stockholders holding more than a majority of the voting power of our outstanding Common Stock.

The Information Statement is being mailed on or about [_______], 2016 to stockholders of record as of [_______], 2016.

THIS IS FOR YOUR INFORMATION ONLY.  YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.  THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

1

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Mark Pacchini
Mark Pacchini
Chief Executive Officer

2

RVUE HOLDINGS, INC.

  INFORMATION STATEMENT

  We Are Not Asking You for a Proxy and

  You Are Requested Not To Send Us a Proxy

  INTRODUCTION

Shareholder Action

We are disseminating this Information Statement to notify you that certain stockholders (the “Voting Stockholders”) of rVue Holdings, Inc. (the “Company,” “we,” “us” or “our”), being the owners of more than a majority of the voting power of our outstanding common stock, par value $0.001 per share (the “Common Stock”), as of [_______], 2016 (the “Record Date”), delivered a written consent in lieu of a meeting (the “Written Consent”) to approve the Certificate of Amendment to our Amended and Restated Articles of Incorporation, as set forth in Exhibit B attached hereto (the “Certificate of Amendment”) to (a) increase the amount of our authorized Common Stock from 240,000,000 to 375,000,000, (b) remove certain restrictions on transactions between the Company and significant stockholders (the “Interested Stockholder Transaction Restriction Removal”), and (c) remove certain restrictions on the voting rights of persons attempting to acquire control of the Company (the “Voting Restriction Removal”)(collectively, the “Amendment”).

The Amendment is intended to facilitate the Company’s ability to obtain equity financing.  As noted above, the Company has entered into an equity financing arrangement with Acorn Composite Corp. for the provision of a substantial capital infusion in the form of equity purchases with a potential maximum value of $1,476,100 (the “Acorn Financing”).  The Company is also currently engaged in a search for other sources of capital, as previously reported, although there can be no assurance that potential future financing transactions will be available on terms acceptable to the Company.

This Information Statement is being mailed on or about [_______], 2016 to the Company’s stockholders of record as of the Record Date.

The expenses associated with the mailing of this Information Statement will be borne by the Company, including expenses in connection with the preparation of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of Common Stock held of record as of the Record Date by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Vote Required and Information on Voting Stockholders

We are not seeking consents, authorizations or proxies from you.

As of the date of the Written Consent, the Company had 175,657,418 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. On January 28, 2016, the consenting Voting Stockholders owning a total of 99,787,933 shares of the our Common Stock, which represented approximately 57% of the total number of voting shares outstanding on such date, delivered the executed Written Consent authorizing the action described herein (the “Action”).

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) and the Nevada Revised Statutes (the “NRS”), the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power may approve and authorize the Action by written consent as if such Action were undertaken at a duly called and held meeting of stockholders.  In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Action, and in order to effectuate the Action as early as possible, the Board of Directors (the “Board”) elected to utilize, and did in fact obtain, the Written Consent of the Voting Stockholders. The Written Consent satisfies the shareholder approval requirement for the Action. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders of the Company is required in order to effect the Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the shares listed. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 175,657,418 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Directors and Executive Officers:

Mark Pacchini	2,428,571	1.4%
Robert Roche	73,076,489(3)	41.6%
Peter Emerson	250,000	*
Thomas Harrison	1,500,000	*

All directors and executive officers as a group (4 persons)	77,255,060	44.0%

5% Stockholders:

Acorn Composite Corp.	72,709,823(4)	41.4%
9746 South Roberts Road
Palos Hills, IL 60465

iVue Holdings, LLC	18,007,217(5)	10.3%
9746 South Roberts Road
Palos Hills, IL 60465

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is the Company’s address.

(2)

Applicable percentage ownership is based on 175,657,418 shares of common stock outstanding as of [_______], 2016, together with securities exercisable or convertible into shares of Common Stock within 60 days of [_______], 2016 for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of [_______], 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes (i) 166,666 shares of Common Stock that are owned by Robert Roche, (ii) 66,876,490 shares of Common Stock that are owned by Acorn Composite Corp., an entity owned 100% by Mr. Roche (“Acorn”), (ii) 5,833,333 shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days hereof that are owned by Acorn, and (iii) 200,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days hereof that are owned by Mr. Roche. This information is based on a Schedule 13D/A filed with the SEC on February 10, 2016.

(4)

Includes (i) 66,876,490 shares of Common Stock that are owned by Acorn and (ii) 5,833,333 shares of Common Stock issuable upon the exercise of warrants that are exercisable within 60 days hereof that are owned by Acorn. This information is based on a Schedule 13D/A filed with the SEC on February 10, 2016.

(5)

Includes 1,625,000 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days hereof. Although Mr. Roche is the grantor of the trust that owns the majority member of iVue Holdings, he disclaims any beneficial ownership of such securities, as he does not have voting and/or dispositive power over such securities.

Effective Dates

 The Amendment will be effective when the Certificate of Amendment is filed with the Nevada Secretary of State. The Company will not make such filing until on or after [_______], 2016, a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders.

Interests of Certain Persons in the Action

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, with respect to the Action.  The Company has not received any notice of opposition to the Action.

No Dissenters’ Rights

Under the NRS, Company stockholders are not entitled to dissenters’ rights with respect to the Action.

Proposals by Security Holders

No shareholder has requested that we include any additional proposals in this Information Statement.

DESCRIPTION OF ACTION

Certificate of Amendment to the Amended and Restated Articles of Incorporation

Amendment #1 (Authorized Shares Increase)

Regarding the authorized capital structure of the Company, Article III. A of the Company's Amended and Restated Articles of Incorporation currently provides as follows:

A.

Class of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 240,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.

The Voting Stockholders have approved that Article III.A be deleted in its entirety and be replaced by the following paragraph:

A.

Class of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 375,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.

Purposes and Effect of Amendment #1 (Authorized Shares Increase)

The Company currently has authorized capital stock of 240,000,000 shares of Common Stock, with 175,657,418 shares of Common Stock issued and outstanding.  In addition, the Company has reserved a total of 70,075,781 shares for possible future issuances under our Equity Incentive Plan (21,643,120 shares), warrants outstanding (14,432,661 shares), and potential conversions under its convertible note arrangements with Chicago Venture/Typenex (9,000,000 shares) and Carebourn Capital (25,000,000 shares).  The Voting Stockholders voted in favor of the Amendment to increase the authorized shares of Common Stock to 375,000,000, in order to improve the Company's financial flexibility with respect to the Company's capital structure by having additional shares for future equity financings and acquisitions, including without limitation the Acorn Financing and potential future financing transactions referenced above. The extra shares of authorized Common Stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations (including without limitation the Acorn Financing and/or potential future financing transactions), and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets. Notwithstanding the foregoing, except in respect of the Acorn Financing, the Company has no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by the Company that would involve the issuance of the additional shares to acquire another company or its assets.

The Company's stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of Common Stock, but will experience dilution to the extent additional shares are issued in the future.

Having an increased number of authorized but unissued shares of Common Stock would allow the Company to maximize the number of shares of Common Stock available for sale in connection with the Acorn Financing and to take prompt action with respect to potential future financing transactions and other corporate opportunities that may develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in the Company's capitalization.  The issuance of additional shares of Common Stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek shareholder approval prior to any issuance of shares of Common Stock that would become authorized by the Amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Company’s management that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

When issued, the additional shares of Common Stock authorized by the Amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of the Company could occur. Issuance of additional Common Stock could have a deterrent effect on persons seeking to acquire control. The Board also could authorize the issuance of shares of Common Stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Company's Articles of Incorporation or Bylaws would not receive the required shareholder approval.  Accordingly, the power to issue additional shares of Common Stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

The terms of the Acorn Financing require an increase in the Company’s authorized shares.  In addition, management believes that the increase is important to maximizing the Company’s ability to arrange for other financing arrangements that would provide sufficient net proceeds to the Company on acceptable terms.

Amendment #2 (Interested Stockholder Transaction Restriction Removal)

Regarding the proposed removal of certain limitations on the voting rights of persons attempting to acquire control of the Company, Article VIII of the Company's Amended and Restated Articles of Incorporation (the “Existing Articles”) currently provides as follows:

A.

Applicability and Definitions.  Until such time as the Corporation is a “resident domestic corporation” for the purposes of NRS 78.411 to 78.444, inclusive, the following provisions will apply to the Corporation with regard to the acquisition of a controlling interest in the Corporation.  Unless otherwise defined in these Articles of Incorporation, all capitalized terms shall have the meanings which are set forth for such terms in NRS 78.411 to 78.444, inclusive.

B.

Combinations Prohibited Generally.

1.

The Corporation may not engage in any Combination with any Interested Stockholder of the Corporation for three (3) years after the date that the person first became an Interested Stockholder unless the Combination or the transaction by which the person first became an Interested Stockholder is approved by the Board of Directors before the person first became an Interested Stockholder.

2.

If a proposal in good faith regarding a Combination is made in writing to the Board of Directors, the Board shall respond, in writing, within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, setting forth its reasons for its decision regarding the proposal.

3.

If a proposal in good faith to enter into a transaction by which the person will become an Interested Stockholder is made in writing to the Board of Directors, unless it responds affirmatively in writing within 30 days or such shorter period, if any, as may be required by the Securities Exchange Act, the Board of Directors is considered to have disapproved of the transaction.

C.

Authorized Combinations: Board or Stockholder Approval.  The Corporation may not engage in any Combination with an Interested Stockholder after the expiration of 3 years after the person first became an Interested Stockholder other than a Combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the requirements specified in subsection 1, 2 or 3 of this Article VIII(C) or all of the requirements specified in Paragraphs (D) through (E), inclusive, of this Article VIII:

1.

A Combination approved by the Board of Directors before the date that the person first became an Interested Stockholder.

2.

A Combination with an Interested Stockholder if the transaction by which the person became an Interested Stockholder was approved by the Board of Directors before the person became an interested stockholder.

3.

A Combination approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the Interested Stockholder proposing the Combination, or any affiliate or associate of the Interested Stockholder proposing the Combination, at a meeting called for that purpose no earlier than 3 years after the date that the person first became an Interested Stockholder.

D.

Authorized Combinations: Holders of Common Stock.  A Combination engaged in with an Interested Stockholder more than 3 years after the date that the person first became an Interested Stockholder may be permissible if the aggregate amount of the cash and the market value, as of the Date of Consummation, of consideration other than cash to be received per share by all of the holders of outstanding Common Stock of the Corporation not beneficially owned by the Interested Stockholder immediately before that date is at least equal to the higher of the following:

1.

The highest price per share paid by the Interested Stockholder, at a time when he or she was the Beneficial Owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the Corporation, for any shares of Common Stock of the same class or series acquired by the Interested Stockholder within 3 years immediately before the Date of Announcement with respect to the Combination or within 3 years immediately before, or in, the transaction in which he or she became an Interested Stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of Common Stock since the earliest date, but no more may be subtracted than the amount of the interest.

2.

The market value per share of Common Stock on the Date of Announcement with respect to the Combination or on the date that the person first became an Interested Stockholder, whichever is higher, plus interest compounded annually from that date through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of Common Stock since that date, but no more may be subtracted than the amount of the interest.

E.

Authorized Combinations: Holders of Preferred Stock.  A combination engaged in with an Interested Stockholder more than 3 years after the date that the person first became an interested stockholder may be permissible if the aggregate amount of the cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding shares of any class or series of Preferred Stock not beneficially owned by the Interested Stockholder immediately before that date is at least equal to the highest of the following, whether or not the Interested Stockholder has previously acquired any shares of the class or series of shares:

1.

The highest price per share paid by the Interested Stockholder, at a time when he or she was the Beneficial Owner, directly or indirectly, of 5 percent or more of the outstanding voting shares of the Corporation, for any shares of that class or series of shares acquired by the Interested Stockholder within 3 years immediately before the Date of Announcement with respect to the Combination or within 3 years immediately before, or in, the transaction in which he or she became an Interested Stockholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest price per share was paid through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of the class or series of shares since the earliest date, but no more may be subtracted than the amount of the interest.

2.

The highest preferential amount per share to which the holders of shares of the class or series of shares are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due to which the holders are entitled before payment of the dividends on some other class or series of shares, unless the aggregate amount of the dividends is included in the preferential amount.

3.

The market value per share of the class or series of shares on the Date of Announcement with respect to the Combination or on the date that the person first became an Interested Stockholder, whichever is higher, plus interest compounded annually from that date through the Date of Consummation at the rate for one-year obligations of the U.S. Treasury from time to time in effect, less the aggregate amount of any dividends paid in cash and the market value of any dividends paid other than in cash, per share of the class or series of shares since that date, but no more may be subtracted than the amount of the interest.

F.

Form and Distribution of Consideration.  The consideration to be received by holders of a particular class or series of outstanding shares, including Common Stock, in the Combination under Paragraphs (C) through (E), inclusive, of this Article VIII, must be in cash or in the same form as the Interested Stockholder has used to acquire the largest number of shares of the class or series of shares previously acquired by it, and the consideration must be distributed promptly.

G.

Restrictions on Beneficial Ownership.  A Combination may be permissible if after the date that the person first became an Interested Stockholder and before the Date of Consummation with respect to the Combination, the Interested Stockholder has not become the Beneficial Owner of any additional Voting Shares of the Corporation except:

1.

As part of the transaction that resulted in the person becoming an Interested Stockholder;

2.

By virtue of proportionate splitting of shares, dividends distributed in shares, or other distributions of shares in respect of shares not constituting a Combination;

3.

Through a combination meeting all of the conditions of Paragraph (B) of this Article VIII; or

4.

Through a purchase at any price that, if the price had been paid in an otherwise permissible Combination whose Date of Announcement and Date of Consummation were the date of the purchase, would have satisfied the requirements of Paragraphs (C) through (E), inclusive, of this Article VIII.

The Voting Stockholders have approved that Article VIII be deleted in its entirety and be replaced by the following text:

[Reserved]

Purposes and Effect of Amendment #2 (Interested Stockholder Transaction Restriction Removal)

Article VIII of the Existing Articles (hereafter, “Article VIII”) restricts an “interested stockholder” from entering into a “combination” with the Company, subject to certain exceptions.  Under Nevada law, an “interested stockholder” includes a stockholder who owns 10% or more of the voting power of the Company, and a “combination” includes:

•

a merger with the interested stockholder or an affiliate thereof;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition with an interested stockholder or an affiliate thereof of assets of the Company equal to (x) 5% or more of the aggregate market value of all Company assets, (y) 5% or more of the aggregate market value of all outstanding Company shares or (z) 10% or more of Company net income; and

•

a transfer of shares with an aggregate market value equal to 5% or more to an interested stockholder or an affiliate thereof.

This restriction automatically applies to Nevada corporations with 200 or more stockholders of record.  Although the Company did not at the time of Article VIII’s adoption in 2011, and does not currently, fall within such parameters, it nonetheless elected to include such a restriction in the Existing Articles via shareholder action.

Article VIII was adopted with a view to protecting the Company and its stockholders against coercive and manipulative practices arising in connection with unsolicited tender offers and other control transactions.  By potentially delaying or making more difficult a change of control transaction or other combination with an interested stockholder, Article VIII may encourage potential interested stockholders to negotiate with the Board before attempting a takeover.

Even though such transactions might be beneficial to the Company’s stockholders, the Company believed at the time of its adoption that Article VIII could prevent the potential disruptive effects of hostile tender offers, thereby allowing management to focus on its business operations.  The Company also believed that Article VIII could make it easier for the Board to obtain a “better deal” in case of an unsolicited acquisition attempt.

Since Article VIII was adopted, the Company has not faced the dangers that Article VIII sought to guard against.  The Company has, however, regularly needed to raise capital to finance its growth plans.  As previously disclosed, management has been engaged in an intensive search for the needed capital since early 2015.  During August 2015, the Company obtained convertible note financing sufficient for short-term needs, but it continues to search for longer term options.

The terms of the Acorn Financing require that the Company remove Article VIII in order to maximize the total amount of Common Stock that the Company may require Acorn to purchase.  In addition, management believes that the existence of Article VIII, and specifically its restriction on “transfer of shares with an aggregate market value equal to 5% or more to an interested stockholder or an affiliate thereof” could prevent the Company from concluding other financing arrangements that would provide sufficient net proceeds to the Company on acceptable terms.

Accordingly, the Board of Directors has concluded that the elimination of Article VIII is advisable so as to better position the Company to obtain the needed financing, and that the resulting loss of the takeover protections that would result is justified by the need to maintain the Company’s financial viability.

Accordingly, the Board has unanimously approved the proposed amendment.

Amendment #3 (Voting Restriction Removal)

Regarding the proposed removal of certain limitations on the voting rights of persons attempting to acquire control of the Company, Article IX of the Existing Articles currently provides as follows:

A.

Applicability.  Until such time as the Corporation is an “issuing corporation” for the purposes of NRS 78.378 to 78.3793, inclusive, the following provisions will apply to the Corporation with regard to the acquisition of a Controlling Interest (as defined below) in the Corporation.

B.

Delivery of Offer Statement. Any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a Controlling Interest in the Corporation (an “Acquiring Person”), must deliver a statement to the secretary of the Corporation (the “Offer Statement”) setting forth:

1.

The name of the Acquiring Person and of every person associated with him or her in the acquisition;

2.

The number of shares in any class of voting stock owned, as of the date of the Offer Statement, by the Acquiring Person and each person with whom he or she is associated, or which the Acquiring Person intends to acquire;

3.

The percentage of the voting stock of the Corporation owned, as of the date of the statement, by the Acquiring Person and each person with whom he or she is associated, or which the Acquiring Person intends to acquire; and

4.

If the Acquiring Person has not yet acquired shares of stock in the Corporation, a detailed description of the terms and conditions of the proposed acquisition; and the means by which any required consideration, and any indebtedness incurred to consummate the transaction, are to be paid.

For the purpose of these Articles of Incorporation, “Controlling Interest” means the ownership of outstanding voting shares of the Corporation sufficient, but for the provisions of this Article IX, to enable the Acquiring Person, directly or indirectly and individually or in association with others, to exercise one-fifth or more but less than one-third; one-third or more but less than a majority; or majority or more, of all the voting power of the Corporation in the election of directors.

C.

Voting Rights of Acquiring Person.

1.

An Acquiring Person and those acting in association with an Acquiring Person obtain only such voting rights in the those outstanding voting shares of the Corporation which the Acquiring Person, and those persons acting in association with an Acquiring Person, acquire in an acquisition or offer to acquire in an acquisition or within 90 days immediately preceding the date when the Acquiring Person became an Acquiring Person (“Control Shares”), as are conferred by a resolution of the stockholders of the Corporation, approved at a special or annual meeting of the stockholders.

2.

If an Acquiring Person so requests in an Offer Statement and if the Acquiring Person gives an undertaking to pay the expenses of the meeting, the directors of the Corporation shall, within 10 days after delivery of the statement, call a special meeting of the stockholders to determine the voting rights to be accorded the Control Shares.  If the Offer Statement does not include a request that a special meeting be called, the question of voting rights must be presented to the next special or annual meeting of the stockholders.

3.

A notice of any meeting of stockholders at which the question of voting rights is to be determined must be accompanied by (i) a complete copy of the Offer Statement; and (ii) a statement of the Board of Directors setting forth the position of the Board of Directors with respect to the acquisition or, if it is the case, stating that the Board of Directors makes no recommendation concerning the matter.

4.

A special meeting of stockholders called pursuant to this section must not be held before the expiration of 30 days after the delivery of the Offer Statement, unless the statement contains a request that the meeting be held sooner, and must be held within 50 days after the delivery of the statement, unless the Acquiring Person otherwise agrees in writing that the meeting may be held after that time.

D.

Approval of Voting Rights.  A resolution of the stockholders granting voting rights to the Control Shares acquired by an acquiring person must be approved by the holders of a majority of the voting power of the Corporation; and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected; provided, however, that in each instance those shares as to which any interested stockholder exercises voting rights must be excluded.

E.

Redemption of Control Shares.  The Corporation may call for redemption of not less than all the Control Shares at the average price paid for the Control Shares, if an Offer Statement is not delivered with respect to the acquisition on or before the 10th day after the acquisition of the Control Shares; or an Offer Statement is delivered, but the Control Shares are not accorded full voting rights by the stockholders (each a “Triggering Event”).  The call for redemption, if any, must be made within 30 days after the occurrence of the Triggering Event and the Control Shares must be redeemed within 60 days after the call.

F.

Rights of Dissenting Stockholders.  If the Control Shares are accorded full voting rights and the Acquiring Person has acquired Control Shares with a majority or more of all the voting power, any stockholder other than the Acquiring Person, whose shares are not voted in favor of authorizing voting rights for the Control Shares may dissent in accordance with the provisions of NRS Chapter 92A and obtain payment of the fair value of his or her shares.

The Voting Stockholders have approved that Article IX be deleted in its entirety and be replaced by the following:

[Reserved]

Purposes and Effects of the Amendment #3 (Voting Restriction Removal)

Article IX of the Existing Articles (hereafter, “Article IX”) restricts the voting rights of persons attempting to acquire control of the Company.  The NRS allows a corporation to restrict a person who acquires a “controlling interest,” defined as 20% or more of the outstanding voting shares of the Company, from exercising voting rights on the shares the person acquired within 90 days immediately preceding the date the person acquired a controlling interest.  Generally, absent conferral to the stockholder of voting rights by a resolution approved by the majority of the disinterested stockholders at a special or annual meeting, the person owning a controlling interest may not vote such shares.

This restriction automatically applies to Nevada corporations that do business in Nevada and have 200 or more stockholders of record (at least 100 of whom live in Nevada).  Although the Company did not at the time of Article IX’s adoption in 2011, and does not currently, fall within such parameters, it nonetheless elected to include such a restriction in the Existing Articles via shareholder action.

Article IX could delay or make more difficult a change of control transaction or other combination that may otherwise be beneficial to the Company’s stockholders.  However, the Company believed at the time that Article IX was adopted that it could eliminate the disruptive effect a hostile takeover attempt could have on the operations of its business.  In addition, Article IX could make it possible for the Board to negotiate a better deal or potentially have the hostile takeover subject to scrutiny of disinterested stockholders.  Thus the Company believed that the adoption of Article IX was in the best interest of the Company and its stockholders.

Since Article IX was adopted, the Company has not faced the dangers that Article IX sought to guard against.  The Company has, however, regularly needed to raise capital to finance its growth plans.  As previously disclosed, management has been engaged in an intensive search for the needed capital since early 2015.  During August 2015, the Company obtained convertible note financing sufficient for short-term needs, but it continues to search for longer term options.

The terms of the Acorn Financing require that the Company remove Article IX in order to maximize the total amount of Common Stock that the Company may require Acorn to purchase.  In addition, management believes that the existence of Article IX, and specifically its restriction on the ability of an acquiring shareholder to vote newly-acquired shares, could prevent the Company from concluding a financing arrangement that would provide sufficient net proceeds to the Company.

Accordingly, the Board of Directors has concluded that the elimination of Article IX is advisable so as to better position the Company to obtain the needed financing, and that the resulting loss of the takeover protections that would result is justified by the need to maintain the Company’s financial viability.

Accordingly, the Board has unanimously approved the proposed amendment.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2014, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed under the Exchange Act, are also available to any shareholder at no cost upon request to: rVue Holdings, Inc., 17W 220 22nd Street, Suite 200, Oakbrook Terrace, IL 60181, Attention: Chief Financial Officer.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at rVue Holdings, Inc., 17W 220 22nd Street, Suite 200, Oakbrook Terrace, IL 60181, Attention: Chief Financial Officer.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict, including without limitation the risks identified in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Exhibit A

WRITTEN CONSENT TO ACTION

OF THE STOCKHOLDERS OF

RVUE HOLDINGS, INC.

IN LIEU OF A MEETING

The undersigned, being the holders of a majority (the “Majority Stockholders”) of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of rVue Holdings, Inc., a Nevada corporation, (the “Corporation”), who would be entitled to notice of a meeting of the Stockholders of the Corporation for the purpose of taking the actions and adopting the resolutions set forth below, do hereby waive such notice, take the following actions and adopt the following resolutions by written consent to action (this “Consent”) in lieu of a meeting pursuant to Section 78.320 of the Nevada Revised Statute (“NRS”):

WHEREAS, the Majority Stockholders desire to cause the Corporation to amend (“Amendment #1”) the Amended and Restated Articles of Incorporation of the Corporation (“Articles of Incorporation”) to increase the authorized Common Stock of the Corporation from 240,000,000 shares to 375,000,000 shares;

WHEREAS, the Majority Stockholders desire to cause the Corporation to amend (“Amendment #2”) the Articles of Incorporation to amend Article VIII (Combinations with Interested Stockholders) to eliminate the restrictions set forth therein;

WHEREAS, the Majority Stockholders desire to cause the Corporation to amend (“Amendment #3”) the Articles of Incorporation to amend Article XI (Acquisition of a Controlling Interest) to eliminate the restrictions set forth therein;

NOW THEREFORE, BE IT

RESOLVED, that the Stockholders hereby approve each of Amendment #1, Amendment #2 and Amendment #3 in all respects; and be it further

RESOLVED, that the form, terms and provisions of the Certificate of Amendment of the Articles of Incorporation (the “Certificate of Amendment”), in the form attached hereto as Exhibit A, be, and the same hereby is, approved and adopted in all respects; and be it further

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and file with the Nevada Secretary of State the Certificate of Amendment, with such additions thereto and/or deletions therefrom as such officers may, in their sole discretion, deem appropriate, the execution and filing thereof to constitute conclusive evidence of the approval therefor; and be it further

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed, by and on behalf of the Corporation, to take any and all actions, and prepare, execute, deliver and/or file any other documents, agreements or instruments, as such directors and officers deem appropriate or reasonable to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation, in connection with the above resolutions and the other acts and deeds of the Corporation contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it further

RESOLVED, that a facsimile or other reproduction of this Consent may be executed by the undersigned, and an executed copy of this Consent may be delivered by any such undersigned by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of each such undersigned can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Pages Follow]

1

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 28th day of January, 2016, which Consent may be executed in one or more counterparts which, when taken together, shall be deemed to be one and the same Consent.

STOCKHOLDERS

Shareholder’s Name	Signature	Shares Owned
___________________________________________

___________________________________________

TOTAL
PERCENTAGE		[ ]%

2

Exhibit B

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

It is hereby certified that:

FIRST:

The name of the corporation is RVUE HOLDINGS, INC.

SECOND:

The Amended and Restated Articles of Incorporation of the corporation was filed with the State of Nevada on August 31, 2011, as amended on October 31, 2013.

THIRD:

Article III Section (A) of the Amended and Restated Articles of Incorporation, which refers to authorized shares, is amended to read as follows:

“A. Class of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 375,000,000 total shares of Common Stock with par value of $0.001 per share and 10,000,000 total shares of Preferred Stock with par value of $0.001 per share.”

FOURTH:

Article VIII of the Amended and Restated Articles of Incorporation, which refers to combinations with interested stockholders, is amended to read as follows:

“[RESERVED]”

FIFTH:

Article IX of the Amended and Restated Articles of Incorporation, which refers to acquisition of a controlling interest, is amended to read as follows:

“[RESERVED]”

SIXTH:

The amendment to the Articles of Incorporation was authorized by the written consent of the holders of majority of the corporation’s outstanding common stock, par value $0.001 per share (the “Common Stock”), who own approximately [     ]% of the Common Stock.

IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Executed on this ______ day of ______________, 2016.

By: ___________________
Mark Pacchini
Chief Executive Officer